Exhibit 99.1

GOLDFIELD ANNOUNCES EXECUTIVE PROMOTIONS
MELBOURNE, Florida, June 19, 2017 - The Goldfield Corporation (NYSE MKT: GV) (“Goldfield” or the “Company”) announced today the appointment of Jason M. Spivey as President of Power Corporation of America (“PCA”) and Southeast Power Corporation (“SEP”), electrical construction subsidiaries of Goldfield, effective June 19, 2017.
Mr. Spivey joined SEP as a Project Manager in January 2015 and was promoted to Assistant Vice President in May 2016. Previously, Mr. Spivey worked for the Orlando Utilities Commission ("OUC") for 25 years. During his tenure at OUC, Mr. Spivey held various leadership roles related to transmission and distribution line construction.
Goldfield also announced the promotion of Zane E. Taylor to Executive Vice President of SEP. Mr. Taylor, who joined SEP in 1983, has over 30 years' experience in the electrical construction industry and has been responsible for SEP's southern regional electrical construction operations. Mr. Taylor will continue to be responsible for SEP's southern regional electrical construction operations in addition to providing guidance for future growth.
Goldfield also announced the promotion of Jason Coffey to PCA Vice President of Business Development and Corporate Communications. Mr. Coffey joined SEP in 2014 and has been involved in electrical construction operations and foundation construction at several regional offices in addition to assisting with corporate communications and business development. Prior to joining SEP, Mr. Coffey spent 9 years at an instrumentation and controls government contractor serving roles within sales, marketing and business development.
Goldfield also announced the promotion of Denise L. Diaz to Corporate Secretary. Ms. Diaz joined Goldfield in 2005 as a Financial Analyst and has held various positions within the accounting and finance department of the Company, including her current role as Director of Financial Reporting. Ms. Diaz will continue her role as Director of Financial Reporting while also serving as the Company's Corporate Secretary. Prior to joining the Company, Ms. Diaz held various finance and accounting positions at Clorox Latin America and AstraZeneca.
Mr. John H. Sottile, President and Chief Executive Officer of Goldfield, said, “These promotions are integral to the Company achieving planned future growth in our electrical construction operations. They represent a key step for the future development of our Company.”
About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and in Texas.
For additional information, please refer to our filings with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Contact: Kristine Walczak
Phone: (312) 780-7205
Email: kwalczak@dresnerco.com